EXHIBIT 1.1

Urban Edge Properties
Common Shares of Beneficial Interest, par value $0.01 per share
UNDERWRITING AGREEMENT
Dated: May 4, 2017

1

Urban Edge Properties
7,700,000 Common Shares of Beneficial Interest, par value $0.01 per share
UNDERWRITING AGREEMENT
May 4, 2017
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:
Each of Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), on the one hand, confirms its agreement with Morgan Stanley & Co. LLC (the “Underwriter”), on the other hand, with respect to the issue and sale by the Company and the purchase by the Underwriter of the number of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) set forth above, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,155,000 additional Common Shares. The aforesaid 7,700,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 1,155,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively the “Securities.”
The Company understands that the Underwriter proposes to offer the Securities (the “Offering”) as set forth in the prospectus supplement as soon after the execution and delivery hereof as in the judgment of the Underwriter is advisable.
The Company has filed an automatic shelf registration statement on Form S-3ASR (File No. 333-212951) in respect of the Securities and other securities of the Company with the Securities and Exchange Commission (the “Commission”), pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). Such registration statement, in the form in which it became effective, as amended through the date hereof, including all exhibits thereto, all documents incorporated by reference therein through the date hereof and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Registration Statement, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the “Registration Statement.”
The base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and other securities of the Company is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including the preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Final Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Pricing Prospectus or the Final Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”
For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement and the “Disclosure Package” refers collectively to (i) the Pricing Prospectus, as of the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule A hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

SECTION 1. Representations and Warranties.

(a)Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Underwriter as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with the Underwriter, as follows:

(1)Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Registration Statement was filed by the Company with the Commission during the three year period prior to the date hereof. The Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or any securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriter and the Securities pursuant to Rule 430B, at the Closing Time and at each Date of Delivery (if any), the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Pricing Prospectus, the Final Prospectus nor any amendments or supplements thereto, as of their respective dates, and at the Applicable Time, the Closing Time and at each Date of Delivery (if any), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Final Prospectus and any amendments or supplements thereto delivered or made available to the Underwriter for use in connection with the offering of any Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the Applicable Time, the Closing Time and each Date of Delivery (if any), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Pricing Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this Section 1(a)(1) shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished on behalf of the Underwriter consists of the fourth, eighth and ninth paragraphs appearing under the caption “Underwriting” in the Pricing Prospectus and the Final Prospectus (the “Underwriter Content”).
The documents incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement.

(2)Well-Known Seasoned Issuer. (A) At the effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption provided by Rule 163, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(3)Eligibility. (A) At the effectiveness of the Registration Statement, (B) at the earliest time after the effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (C) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(4)Independent Accountants. Deloitte & Touche LLP, who audited the consolidated and combined financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus, is an independent public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(5)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus present fairly in all material respects in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus. In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto is included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Prospectus, such pro forma financial statements and related notes present fairly in all material respects the information shown therein, have been prepared in accordance in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other historical or pro forma financial information is required to be included in the Registration Statement, the Pricing Prospectus or the Final Prospectus which is not so included. All disclosures contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement, the Pricing Prospectus or the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(6)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus or the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company or the Operating Partnership and their Subsidiaries (as such term is defined below) or their properties, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company, the Operating Partnership or any of their respective Subsidiaries which are material with respect to the Company, the Operating Partnership and their respective Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(7)Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Final Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business and is in good standing as a foreign entity in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

(8)Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect, and has full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Final Prospectus and to enter into and perform its obligations under this Agreement.

(9)Good Standing of Subsidiaries. Each subsidiary of the Company and the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Final Prospectus and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in all other jurisdictions in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(10)Capitalization of the Subsidiaries. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary (a) have been duly authorized and validly issued, (b) in the case of corporations, are fully paid and non-assessable and (c) were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, each Subsidiary’s capital stock or other ownership interests that are owned by the Company or the Operating Partnership are currently owned and will, at the Applicable Time, the Closing Time and each Date of Delivery (if any), continue to be owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any Lien, except for Liens the foreclosure of which would not require disclosure in Exchange Act filings. None of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Underwriter in writing, including through the Final Prospectus, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

(11)Capitalization of the Company. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and all of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of beneficial interest were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as set forth in the Disclosure Package and the Final Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its shares of beneficial interest or any securities convertible into or exchangeable for any of such shares of beneficial interest.

(12)Capitalization of the Operating Partnership. The Operating Partnership has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and all of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full. All of the outstanding partnership interests of the Operating Partnership have been issued in compliance with applicable federal and state securities laws. None of the Operating Partnership’s outstanding partnership interests were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as set forth in the Disclosure Package and the Final Prospectus, the Operating Partnership is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its partnership interests or any securities convertible into or exchangeable for any of such partnership interests. The outstanding partnership interests of the Operating Partnership owned by the Company are owned free and clear of any Lien.

(13)Authorization and Enforceability of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.

(14)Authorization of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. Any certificates to be used by the Company to evidence the Securities will be in valid and sufficient form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE.

(15)Description of Securities. The Common Shares conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the Pricing Prospectus and the Final Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(16)Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of the Subsidiaries is in violation of (i) its respective Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except, solely as to clause (ii), (a) as disclosed in the Disclosure Package and the Final Prospectus or (b) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Prospectus and the Final Prospectus (including the issuance and sale of the Securities and the use of the net proceeds received by the Company from the sale of the Securities as described in the Pricing Prospectus and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement have been or will be duly authorized by all necessary action (corporate or other) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to any Company Documents, except as disclosed in the Registration Statement, the Pricing Prospectus and the Final Prospectus and except for such conflicts, breaches, defaults, Repayment Events or Liens that would not result in a Material Adverse Effect or which would not reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, nor will such action result in any violation of the provisions of (i) the Organizational Documents of the Company, the Operating Partnership or any of the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any the Subsidiaries or any of their respective assets, p roperties or operations, except, in the case of clause (ii), (a) as disclosed in the Disclosure Package and the Final Prospectus and (b) for such violations that would not result in a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the properties or assets thereof that, individually or in the aggregate are material to the Company and its subsidiaries, taken as a whole, or that would not materially and adversely affect the consummation of the transactions contemplated in this Agreement.

(17)Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company, the Operating Partnership or any of the Subsidiaries which, in any such case, could reasonably be expected to result in a Material Adverse Effect.

(18)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of the Subsidiaries which is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Final Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pricing Prospectus and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(19)Accuracy of Descriptions and Exhibits. The information in the Pricing Prospectus and the Final Prospectus under the captions “Description of Shares of Beneficial Interest of Urban Edge Properties,” “Material U.S. Federal Income Tax Considerations,” and “Certain Provisions of Maryland Law and of Urban Edge Properties Declaration of Trust and Bylaws,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s declaration of trust or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Pricing Prospectus and the Final Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pricing Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(20)Possession of Intellectual Property. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Final Prospectus, neither the Company, the Operating Partnership nor the Subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct their respective businesses, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(21)Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, is necessary or required for the execution, delivery or performance by the Company or the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement on the terms contemplated by the Registration Statement, the Pricing Prospectus and the Final Prospectus, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for such filings as the NYSE may require from time to time.

(22)Possession of Licenses and Permits. The Company, the Operating Partnership and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the ag gregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23)Title to Property. The Company, the Operating Partnership and the Subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the Disclosure Package and the Final Prospectus, (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of the Subsidiaries or (c) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company, the Operating Partnership or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as (a) are described in the Registration Statement, the Disclosure Package or the Final Prospectus, (b) are not material and do not interfere with the respective uses made or proposed to be made of such property and buildings or other improvements by the Company, the Operating Partnership and the Subsidiaries, or (c) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and all such leases and subleases are in full force and effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of the Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company, the Operating Partnership or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company, the Operating Partnership or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

(24)Liens. None of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(25)No Violations. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning their properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the properties of the Company, the Operating Partnership and the Subsidiaries complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title. None of the Company, the Operating Partnership or the Subsidiaries has received from any governmental agency or body any written notice of any condemnation of or zoning change materially affecting their properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(26)Investment Company Act. The Company, the Operating Partnership and the Subsidiaries are not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Prospectus and the Final Prospectus under the caption “Use of Proceeds,” will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(27)Environmental Laws. Except as described in the Disclosure Package and the Final Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Operating Partnership and the Subsidiaries are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health as it relates to Hazardous Material exposure or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, recycling, distribution, use, reuse, treatment, sale, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations, licenses and approvals required under any applicable Environmental Laws for their operations as presently conducted and are each in compliance with their requirements, (C) the Company, the Operating Partnership and the Subsidiaries have not received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries, (D) except as would not result in a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (E) except as would not result in a Material Adverse Effect, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws and (F) the Company and the Operating Partnership do not intend to use their properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws.

(28)Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company or the Operating Partnership under the Securities Act.

(29)NYSE; Exchange Act Registration. The outstanding Common Shares have been approved for listing on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. As of the Closing Time and each Date of Delivery (if any), the Securities to be sold by the Company hereunder will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(30)Tax Returns. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company, the Operating Partnership and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(31)Insurance. The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects except as disclosed in the Registration Statement and the Prospectus or where the failure to insure or lapses in policies would not reasonably be expected to have a Material Adverse Effect; and the Company, the Operating Partnership and the Subsidiaries do not have any reason to believe that any of them will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a Material Adverse Effect.

(32)Title Insurance. Title insurance in favor of the Company, the Operating Partnership or the Subsidiaries is maintained with respect to each shopping center, mall and warehouse park property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, as disclosed in the Registration Statement and the Prospectus or where the failure to maintain such title insurance would not have a Material Adverse Effect.

(33)Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and the Subsidiaries maintain effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(34)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(35)Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(36)Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(37)Absence of Manipulation. The Company, the Operating Partnership, the Subsidiaries and their respective affiliates and have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(38)Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(39)Real Estate Investment Trust. Commencing with its initial taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the Pricing Prospectus and the Final Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2017 or future taxable years. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, the Pricing Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus is accurate in all material respects and presents fairly the matters referred to therein.

(40)Mortgages, Deeds of Trust. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of the Subsidiaries, nor does the Company, the Operating Partnership or any of the Subsidiaries hold a participating interest therein (other than intercompany loans), (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of the Subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(41)Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws. The Company, the Operating Partnership and the Subsidiaries have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption and anti-bribery laws and have instituted and maintain, and will continue to maintain, policies and procedures prohibiting bribery and corruption.

(42)Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(43)OFAC. Neither the Company nor the Operating Partnership nor any of the Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, and Her Majesty’s Treasury or other relevant sanctions (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the net proceeds of the offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(44)ERISA. Each of the Company, the Operating Partnership and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company, the Operating Partnership or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

(45)No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Underwriter in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration S tatement, the Disclosure Package and the Final Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby or thereby.

(46)FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company or the Operating Partnership and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no director or officer of the Company or the Operating Partnership has any association with any FINRA member.

(47)No Prohibition on Dividends by Subsidiaries. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on the Operating Partnership’s partnership interests or such Subsidiary’s capital stock, from repaying any debt owed to the Company, or from transferring any of its property or assets to the Company or any of its other subsidiaries, other than prohibitions that would not, individually or in the aggregate, prevent the Company from making distributions to its shareholders in a manner necessary to maintain its status as a real estate investment trust under the Code.

(b)    Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to the Underwriter; Closing.

(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $25.12 per share, the Initial Securities.

(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 1,155,000 Common Shares at the price per share set forth in Section 2(a); provided, however, that the amount paid by the Underwriter for any Option Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a “Date of Delivery”) shall be determined by the Underwriter, but, without the consent of the Company, shall not be earlier than two full business days after the exercise of said option nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c)Payment. Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) of certificates for, the Securities shall be made at the offices of Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m. (Eastern time) on May 10, 2017, or such other time not later than 10 business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery through the facilities of DTC to the Underwriter of certificates for the Securities to be purchased by it.

(d)Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option

Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Underwriter as follows:

(a)Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Securities is required to be delivered by the Underwriter under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Underwriter promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Pricing Prospectus or the Final Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement, the Pricing Prospectus or the Final Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Underwriter’s request, any amendments or supplements to the Registration Statement, the Pricing Prospectus or the Final Prospectus that, in the Underwriter’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriter (provided, however, that the failure of the Underwriter to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Underwriter’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement, the Pricing Prospectus or the Final Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Underwriter within a reasonable period of time before the filing and the Underwriter has not reasonably objected thereto (provided, however, that the failure of the Underwriter to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Underwriter’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Underwriter at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement, the Pricing Prospectus or the Final Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Basic Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act).

(b)Notice of Commission Stop Orders. The Company will advise the Underwriter, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

(c)Delivery of Registration Statement and Prospectus. The Company will furnish to the Underwriter and its counsel (at the expense of the Company) copies of the Registration Statement (including exhibits thereto), the Pricing Prospectus (including all documents incorporated or deemed to be incorporated by reference therein), the Final Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement, the Pricing Prospectus or the Final Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a prospectus relating to the Securities is required to be delivered (including, without limitation, pursuant to Rule 172) under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Underwriter may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Pricing Prospectus and the Final Prospectus) to the Underwriter to the extent such document is available on EDGAR. The copies of the Registration Statement, the Pricing Prospectus, the Final Prospectus, any amendments or supplements to the Registration Statement and any Issuer Free Writing Prospectus furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)Continued Compliance with Securities Laws. If at any time when a prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the

Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Underwriter to suspend the offering of Securities during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter to suspend the offering of Securities during such period and the Company will, subject to Section 3(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and the Final Prospectus under “Use of Proceeds.”

(h)Listing. The Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i)Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)Reporting Requirements. The Company, during any period when a prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)Restricted Period. The Company also covenants with the Underwriter that, without the prior written consent of the Underwriter, it will not, during the period ending 30 days after the date of the Final Prospectus (the “Restricted Period”), (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; provided, however, that (x) the Company may issue or sell Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to any stock incentive plan, stock ownership plan or dividend reinvestment plan; (y) the Company may issue Common Shares upon the conversion or exchange of securities or the exercise of options or warrants outstanding at the Applicable Time, including, without limitation, Common Shares issued upon redemptions of units of the Operating Partnership; and (z) the Company may offer, pledge, sell or contract to sell, or otherwise dispose of, Common Shares or securities convertible into or exercisable or exchangeable for Common Shares in connection with acquisitions, consolidations, mergers, other business combination transactions or joint ventures, including, without limitation, Common Shares issued upon redemptions of units of the Operating Partnership issued in connection with acquisitions, consolidations, mergers, other business combination transactions or joint ventures.

(l)Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Underwriter; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act and in compliance with Regulation M.

(m)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Underwriter, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Underwriter hereunder.

SECTION 4. Payment of Expenses.

(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance by the Company and the Operating Partnership of each of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriter, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of the Pricing Prospectus and the Final Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the reasonable fees and disbursements of counsel to the Underwriter in connection with the review by FINRA of the terms of the sale of the Securities, not to exceed $10,000, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) any travel expenses of the officers and employees of the Company and the Operating Partnership and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Securities and (xii) the filing fees incident to the review by FINRA of the terms of sale of the Securities.

(b)Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and shall continue to be in effect under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Pricing Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings by the Securities Act Regulations; and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the Pricing Prospectus or the Final Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Pricing Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)No Misstatement or Material Omission. The Underwriter shall not have advised the Company that the Registration Statement, the Pricing Prospectus or the Final Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Underwriter’s reasonable opinion is material, or omits to state a fact that in the Underwriter’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Pricing Prospectus and the Final Prospectus, any material adverse change in or affecting the financial condition, earnings or business affairs of the Company, the Operating Partnership and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate or certificates of the Chief Financial Officer of the Company and the Operating Partnership, dated as of the Closing Time, certifying such information as may be reasonably requested by the Underwriter and to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and shall be in effect and no proceedings for that purpose have been instituted or, to the best of such officers’ knowledge, are pending or are contemplated by the Commission.

(e)Opinion and Letter of Company Counsel. At Closing Time, the Underwriter shall have received the opinions and letter, dated as of the Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in forms reasonably acceptable to the Underwriter.

(f)Opinion of Maryland Company Counsel. At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, to the effect set forth in Exhibit A hereto.

(g)Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion and letter, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriter, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriter may reasonably request.

(h)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Final Prospectus.

(i)Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)Lock-up Agreements. Prior to the Closing Date, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(k)Approval for Listing. At the Closing Time, either (i) the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance, or (ii) if trading on the NYSE is to be delayed, the Company shall have filed an application for listing of the Securities on the NYSE.

(l)No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.

(m)Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership or any Subsidiary hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(1)Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company and of the Operating Partnership confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct in all material respects as of such Date of Delivery.

(2)Opinions of Counsel for the Company. The opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, together with the opinion of Venable LLP, Maryland counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(e) and 5(f) hereof.

(3)Opinion of Counsel for the Underwriter. The opinion and letter of Vinson & Elkins L.L.P., counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(4)Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(o)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Underwriter, its agents, officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act) and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer

Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Content.

(b)Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Pricing Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Content.

(c)Actions against Parties; Notification. In case any action, investigation or proceeding (including any investigation or proceeding by any governmental agency or body) shall be commenced involving any party or parties in respect of which indemnity may be sought pursuant to this Section 6, such party or parties (the “indemnified party” or the “indemnified parties”) shall give notice as promptly as reasonably practicable to the party or parties against whom such indemnity may be sought (the “indemnifying party” or the “indemnifying parties”) of such action, investigation or proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Underwriter; and counsel to the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities sold pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Underwriter bear to the aggregate public sales price of the Securities.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 7 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 7 had been available under the circumstances.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties, Indemnities and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or its affiliates or selling agents or any person controlling the Underwriter, or by or on behalf of the Company, the Operating Partnership, their officers, trustees, employees, agents or any person controlling the Company or the Operating Partnership and (ii) delivery of, and payment for, the Securities.

SECTION 9. Termination of Agreement.

(a)Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Prospectus and the Final Prospectus, any material adverse change in the condition, financial or otherwise, business prospects, or the earnings or business affairs of the Company, the Operating Partnership and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Securities to the public or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. [RESERVED]

SECTION 11. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

(a)If to the Underwriter:

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department

With a copy to:
Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037
Attention: S. Gregory Cope
Email: gcope@velaw.com

(b)If to the Company or the Operating Partnership:
Urban Edge Properties
888 Seventh Avenue
New York, New York 10019
Attention: Chief Financial Officer and General Counsel
Email: MLanger@uedge.com; RMilton@uedge.com

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: William G. Farrar
Email: farrarw@sullcrom.com

SECTION 12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees, directors, employees or agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities through or from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by e-mail transmission.

SECTION 17. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject including, without limitation, all Subject Instruments.
“Existing Credit Agreement” means the Revolving Credit Agreement among the Operating Partnership, as borrower, the banks party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of January 15, 2015, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company, the Operating Partnership or any of the Subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.
“GAAP” means U.S. generally accepted accounting principles.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim, defect, equity or other restriction of any kind.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement, bylaws or other similar agreement or document; and (e) in the case of any other entity, the organizational and governing documents of such entity.
“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Subject Instruments” means the Existing Credit Agreement, the Loan and Security Agreement, between the individual borrowers party thereto, Towson VF L.L.C. and Vornado Finance II L.P., dated August 18, 2010, the Loan Agreement between VNO Bergen Mall Owner LLC and Wells Fargo Bank, National Association, dated March 25, 2013 and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriter outside of the United States.
SECTION 18. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents and warrants that it has not made, and each of the Company and the Operating Partnership agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriter or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule A attached hereto are Permitted Free Writing Prospectuses.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.
Very truly yours,
Urban Edge Properties
By:/s/ Mark J. Langer
Name: Mark J. Langer
Title: Executive Vice President and Chief Financial Officer
Urban Edge Properties LP
By: /s/ Mark J. Langer
Name: Mark J. Langer
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:
Morgan Stanley & Co. LLC
By:/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

Schedule A

Issuer Free Writing Prospectuses

None.

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EXHIBIT A

FORM OF OPINION OF MARYLAND COMPANY COUNSEL

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EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

Jeffrey S. Olson
Robert Minutoli
Mark J. Langer
Michael Zucker
Bernie Schachter
Herbert Eilberg
Jennifer Holmes
Robert C. Milton III
Michael A. Gould
Steven H. Grapstein
Steven J. Guttman
Amy B. Lane
Kevin P. O'Shea
Steven Roth

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EXHIBIT C

FORM OF LOCK-UP AGREEMENT
See attached.

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Urban Edge Properties
Common Shares of Beneficial Interest, par value $0.01 per share

[•], 2017
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:
This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Urban Edge Properties, a Maryland real estate investment trust (the “Company”), Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), and Morgan Stanley & Co. LLC (the “Underwriter”) relating to a proposed underwritten public offering (the “Offering”) of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”). Capitalized terms used herein but not described herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Shares will confer upon the undersigned in the undersigned’s capacity as an officer or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 30th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly:
(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or
(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Shares, in cash or otherwise, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.
Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares (i) as a bona fide gift or gifts where each recipient of a gift agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this Agreement, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, (iii) pursuant to the exercise or conversion of securities of the Company or any subsidiary of the Company, including, without limitation, options, warrants, notes or preferred stock, in each case granted prior to the date hereof or pursuant to the Company’s equity plans in existence on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, provided that (x) the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement and (y) any filing made under Section 16(a) of the Exchange Act with respect to such exercise during such 30 day period shall specify that such filing relates only to the exercise of options to purchase Common Shares, (iv) to or from any grantor retained annuity trust established by the undersigned or to or from continuing trusts for the undersigned’s immediate family members, provided that the trustee of any trust agrees in writing to be bound by the restrictions set forth herein, (v) to the Company by participants in the Company’s incentive plans to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock or RSU grants or the exercise of stock options or warrants, provided that any filing made under Section 16(a) of the Exchange Act with respect to such transfer shall specify that such transfer was made on a “cashless” or “net exercise” basis or to cover such tax withholding obligations of the undersigned, (vi) in any merger, consolidation, combination or sale of all or substantially all the assets of the Company where all the shareholders will receive equal consideration for their interests and in or in connection with any tender

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offer or other offer to purchase at least 90% of the Common Shares of the Company, provided that in the event that the tender offer, merger, consolidation or combination is not completed, the Common Shares owned by each of the undersigned shall remain subject to the restrictions contained in this Agreement, (vii) with respect to sales of Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares acquired after the Offering in the open market, provided that if any filing is required under Section 16(a) of the Exchange Act with respect to such transfer, the undersigned gives the Representatives written 48-hours’ notice of the intent to make such a filing and any such filing shall specify that such transfer was made only of securities acquired after the Offering in the open market, or (viii) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement (this “Agreement”), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
The undersigned further agrees that (i) the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, and (ii) the Company may, with respect to any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
This Agreement shall automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated prior to payment for and delivery of the Common Shares to be sold thereunder, or (iv) May 26, 2017, in the event that the Underwriting Agreement has not been executed by such date.
The undersigned acknowledges and agrees that whether or not any public offering of Common Shares actually occurs depends on a number of factors, including market conditions.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,
____________________________________________
Print Name:

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